Exhibit 3.1

ARTICLES OF INCORPORATION
OF
RICHFIELD OIL & GAS COMPANY

ARTICLE I
NAME

The name of this Corporation is Richfield Oil & Gas Company.

ARTICLE II
PURPOSE

The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Nevada other than the banking business or the trust company business. Without limiting the scope and generality of the foregoing, the corporation may engage in the following activities: to conduct, carry on and engage in the oil & gas business, including, without limitation, the acquisition of leases, exploration, drilling, development, production, sale, investments, and operations of every kind, nature and description.

ARTICLE III
OFFICE

The name and address of the Corporation's principal office in Nevada and initial agent for service of process is: Laughlin Associates, Inc., 2533 N. Carson Street, Carson City, Nevada 89706.

ARTICLE IV
CAPITAL STOCK

The aggregate number of shares which the Corporation shall have authority to issue is 500,000,000 of which there shall be 50,000,000 shares of Preferred Stock, with $.001 par value (the "Preferred Stock"), and 450,000,000 shares of Common Stock, with $.001 par value (the "Common Stock").  Each share of such Common Stock shall have identical rights and privileges in every respect.

The Board of Directors of the Corporation is authorized to determine the number of series into which shares of the Preferred Stock may be divided, to determine the rights, preferences, privileges and restrictions granted to and imposed upon the Preferred Stock or any series thereof or any holders thereof, to determine or alter the rights, privileges and restrictions granted to and imposed upon any wholly unissued series of Preferred Stock or the holders thereof, to fix the number of shares constituting any series prior to the issuance of shares of that series and to increase or decrease, within the limits stated in any resolution or resolutions of the Board originally fixing the number of shares constituting any series (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issuance of shares of that series.

ARTICLE V
DIRECTORS

The Corporation's  initial Board of Directors shall consist of one (1) person and the name of the person who is to serve as the director until the first annual meeting of shareholders, or until his successor is elected and qualified, is:

J. David Gowdy	15 W. South Temple, Suite 1050
Salt Lake City, Utah 84101

ARTICLE VI
CONFLICTS OF INTEREST

1.           Related Party Transactions.  No contract or other transaction of the Corporation with any other person, firm or corporation, or in which the corporation is interested, shall be affected or invalidated by (a) the fact that any one or more of the directors or officers of this Corporation is interested in or is a director or officer of such other firm or corporation; or (b) the fact that any director or officer of this Corporation, individually or jointly with others, may be a party to or may be interested in any such contract or transaction, so long as the contract or transaction is authorized, approved or ratified at a meeting of the Board of Directors by sufficient vote thereon by directors not interested therein, to which such fact of relationship or interest has been disclosed, or the contract or transaction has been approved or ratified  by vote or written consent of the stockholders entitled to vote, to whom such fact of relationship or interest has been disclosed, or so long as the contract or transaction is fair and reasonable to the Corporation.  Each person who may become a director or officer of the Corporation is hereby relieved from any liability that might otherwise arise by reason of his contracting with the Corporation for the benefit of himself or any firm or corporation in which he may be in any way interested.

2.           Corporate Opportunities.  The officers, directors and other members of management of the Corporation shall be subject to the doctrine of corporate opportunities only insofar as it applies to business opportunities in which the Corporation has expressed an interest as determined from time to time by resolution of the Board of Directors.  When such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors and other members of management of the Corporation shall be disclosed promptly to the Corporation and made available to it.  The Board of Directors may reject any business opportunity presented to it, and thereafter any officer, director, or other member of management may avail himself of such opportunity.  The provisions hereof shall not limit the rights of any officer, director, or other member of management of the Corporation to continue a business existing prior to the time that such area of interest is designated by the Corporation.  This provision shall not be construed to release any employee of the Corporation (other than an officer, director or member of management) from any duties which such employee may have to the Corporation.

ARTICLE VII
INDEMNIFICATION

1.           Liability of Directors.  No Director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter is respect of which such director shall be liable under Section 174 of Title 8 of the Nevada Code (relating to the Nevada General Corporation Law) or any amendment thereto or successor provision thereto as shall be liable for reason that, in addition to any and all other requirements for such liability, he: (i) shall have breached his duty of loyalty to the Corporation or its stockholders; (ii) shall not have acted in good faith, or in failing to act, shall not have acted in good faith; (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or (iv) shall have derived an improper personal benefit.  Neither the amendment nor repeal of this Article VII, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII in respect to any matter occurring, or any cause of action, suit or claim that, but for this Article VII would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

2.           Insurance.  The Board of Directors may exercise the Corporation's power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the Corporation, or is or was serving at request of the Corporation, or is or was serving at the request of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as  such, whether or not the Corporation would have the power to indemnify such person against such liability under this Article VII.

3.           Miscellaneous.  The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under these Articles of Incorporation, the Bylaws, agreements, vote of the stockholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, fiduciary or agent and shall inure to the benefit of the heirs and personal representatives of such person.

ARTICLE VIII
BYLAWS

The Board of Directors of the Corporation is authorized to make, adopt, amend, alter or repeal the Bylaws of the Corporation.  The stockholders shall also have power to make, adopt, amend, alter or repeal the Bylaws of the Corporation.

ARTICLE IX
INCORPORATOR

J. David Gowdy	15 W. South Temple, Suite 1050
Salt Lake City, Utah 84101

IN WITNESS WHEREOF, the undersigned hereby certifies that he has executed these Articles of Incorporation as of March 31, 2011.

/s/ J. David Gowdy
J. David Gowdy, Incorporator